Exhibit 4.2

CLIFFORD CHANCE LLP

EXECUTION VERSION

WESTERN POWER DISTRIBUTION PLC

£500,000,000

3.625 PER CENT. NOTES DUE 2023

AGENCY AGREEMENT

THIS AGREEMENT is made on 6 November 2015

BETWEEN

(1)	WESTERN POWER DISTRIBUTION PLC (the “Issuer”);

(2)	HSBC BANK PLC in its capacity as principal paying agent (the “Principal Paying Agent”); and

(3)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED in its capacity as trustee (the “Trustee”) which expression includes any other trustee for the time being of the Trust Deed referred to below.

WHEREAS

(A)	The Issuer has authorised the creation and issue of £500,000,000 in aggregate principal amount of 3.625 per cent. Notes due 2023 (the “Notes”).

(B)	The Notes will be subject to, and have the benefit of, a trust deed dated 6 November 2015 (as amended or supplemented from time to time, the “Trust Deed”) and made between the Issuer and the Trustee.

(C)

The Notes will be in bearer form and in denominations of £100,000 and integral multiples of £1,000 in excess thereof (up to and including £199,000. The Notes will initially be in the form of a temporary global note (the “Temporary Global Note”), interests in which will be exchangeable for interests in a permanent global note (the “Permanent Global Note”) in the circumstances specified in the Temporary Global Note. The Permanent Global Note will in turn be exchangeable for notes in definitive form (“Definitive Notes”), with interest coupons (“Coupons”) attached, only in certain limited circumstances specified in the Permanent Global Note.

(D)	The Issuer, the Principal Paying Agent and the Trustee wish to record certain arrangements which they have made in relation to the Notes.

(E)	This is the Agency Agreement referred to in the Trust Deed.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement the following expressions have the following meanings:

“£” or “Sterling” or “GBP” denotes the lawful currency for the time being of the United Kingdom;

“Clearstream, Luxembourg” means Clearstream Banking S.A.;

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time;

“Common Safekeeper” means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

“Common Service Provider” means a person nominated by the ICSDs to perform the role of common service provider;

“Conditions” means the Terms and Conditions of the Notes (as scheduled to the Trust Deed and as modified from time to time in accordance with their terms), and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Exchange Date” means the first day following the expiry of 40 days after the issue of the Notes;

“FATCA” means Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, any law implementing an intergovernmental approach thereto, in each case, as amended from time to time, and an agreement described in Section 1471(b) of the Code;

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

“ICSDs” means Clearstream, Luxembourg and Euroclear;

“Local Banking Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Principal Paying Agent has its Specified Office;

“Local Time” means the time in the city in which the Principal Paying Agent has its Specified Office;

“Noteholders” means the holders of the Notes for the time being;

“Paying Agent” means any institution in its respective Specified Office appointed as paying agent pursuant to this Agreement (including, for the avoidance of doubt, the Principal Paying Agent), and includes any successors thereto appointed from time to time in accordance with Clause 11 (Changes in Paying Agents);

“PRA” means the United Kingdom Prudential Regulation Authority;

“Principal Paying Agent’s Group” means collectively and individually, HSBC Holdings plc, its affiliates, subsidiaries, associated entities and any of their branches and offices, and “any member of the HSBC Group” has the same meaning;

“Put Event Notice” means a notice of exercise relating to the put option contained in Condition 5(d) (Redemption at the option of Noteholders), substantially in the form set out in Schedule 1 (Form of Put Event Notice) or such other form as may from time to time be agreed between the Issuer, the Principal Paying Agent and the Trustee and distributed to each Paying Agent;

“Put Event Receipt” means a receipt delivered by a Paying Agent in relation to a Definitive Note which is the subject of a Put Event Notice, substantially in the form set out in Schedule 2 (Form of Put Event Receipt) or such other form as may from time to time be agreed between the Issuer, the Principal Paying Agent and the Trustee and distributed to each Paying Agent;

“Required Paying Agent” means any Paying Agent (which may be the Principal Paying Agent) which is the sole remaining Paying Agent with its Specified Office in any city where a stock exchange on which the Notes are listed requires there to be a Paying Agent;

“Specified Office” means, in relation to any Paying Agent:

(a)	the office specified against its name in Schedule 3 (Specified Offices of the Paying Agents); or

(b)	such other office as such Paying Agent may specify in accordance with Clause 11.8 (Changes in Specified Offices); and

“Successor” means, in relation to any person, an assignee or successor in title of such person who, under the law of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such person under this Agreement or to which under such laws the same have been transferred.

1.2	Records

Any reference in this Agreement to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD).

1.3	Clauses and Schedules

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or a sub-clause hereof or a schedule hereto.

1.4	Principal and interest

In this Agreement, any reference to principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.5	Terms defined in the Conditions and the Trust Deed

Terms and expressions used but not defined herein have the respective meanings given to them in the Conditions and the Trust Deed.

1.6	Statutes

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted.

1.7	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

1.8	Liability

All references in this Agreement to wilful default or fraud or gross negligence means a finding to such effect by a court of competent jurisdiction in relation to the conduct of the relevant party.

1.9	Successors

Each party to this Agreement shall include any Successor thereto.

2.	APPOINTMENT OF THE PAYING AGENTS

2.1	Appointment

The Issuer and, for the purposes of Clause 7.8 (Paying Agents to act for Trustee) only, the Trustee appoints each Paying Agent as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions.

2.2	Acceptance of appointment

Each Paying Agent accepts its appointment as agent of the Issuer and, in respect of Clause 7.8 (Paying Agents to act for Trustee) only, the Trustee in relation to the Notes and agrees to comply with the provisions of this Agreement.

2.3	Obligations several

The obligations of the Paying Agents are several and not joint.

2.4	Notices of Change of Trustee

The Issuer shall forthwith give notice to each Paying Agent of any change in the person or persons comprising the Trustee.

3.	THE NOTES

3.1	Availability

The Issuer shall arrange for the unauthenticated, uneffectuated Permanent Global Note to be made available to or to the order of the Principal Paying Agent not later than 10 days before the Exchange Date. If the Issuer is required to deliver Definitive Notes pursuant to the terms of the Permanent Global Note, the Issuer shall arrange for £500,000,000 in aggregate principal amount of unauthenticated Definitive Notes to be made available to or to the order of the Principal Paying Agent as soon as practicable and in any event not later than 30 days after the bearer of the Permanent Global Note has requested its exchange for Definitive Notes. The Issuer shall also arrange for such unauthenticated and, if applicable, uneffectuated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons as are required to enable the Principal Paying Agent to perform its obligations under Clause 5 (Replacement Notes and Coupons) to be made available to or to the order of the Principal Paying Agent from time to time.

3.2	Duties of Principal Paying Agent

The Principal Paying Agent shall hold in safe keeping all unauthenticated and, if applicable, uneffectuated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons delivered to it in accordance with Clause 3.1 (Availability) and shall ensure that they are authenticated (in the case of Temporary Global Notes, Permanent Global Notes and Definitive Notes), effectuated (in the case of Temporary Global Notes and Permanent Global Notes) and delivered only in accordance with the terms hereof, of the Conditions and of the Temporary Global Note or (as the case may be) the Permanent Global Note.

3.3	Authority to authenticate and effectuate

The Principal Paying Agent is authorised by the Issuer to authenticate and, to effectuate, the Temporary Global Note and the Permanent Global Note, any replacement therefor and each Definitive Note by the signature of any of its officers or any other person duly authorised for the purpose by the Principal Paying Agent.

4.	DELIVERY OF PERMANENT GLOBAL NOTE AND DEFINITIVE NOTES

4.1	Delivery of Permanent Global Note

Subject to receipt by the Principal Paying Agent of the Permanent Global Note in accordance with Clause 3.1 (Availability), the Principal Paying Agent shall, against presentation or (as the case may be) surrender to it or to its order of the Temporary Global Note and in accordance with the terms thereof, authenticate and deliver to the Common Safekeeper the Permanent Global Note in the aggregate principal amount required by the terms of the Temporary Global Note (together with an instruction to the Common Safekeeper to effectuate the Permanent Global Note) or, if the Permanent Global Note has already been issued in exchange for part only of the Temporary Global Note, instruct the ICSDs (in accordance with Schedule 4 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect such aggregate principal amount.

4.2	Exchange of Temporary Global Note and Permanent Global Note

On each occasion on which the Permanent Global Note is delivered pursuant to Clause 4.1 (Delivery of Permanent Global Note) or a further exchange of interests in the Temporary Global Note for interests in the Permanent Global Note is made the Principal Paying Agent shall instruct the ICSDs (in accordance with Schedule 4 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the aggregate principal amount of the Permanent Global Note so delivered (the “relevant principal amount”), the new aggregate principal amount of the Permanent Global Note (which shall be the previous principal amount thereof plus the relevant principal amount) and the remaining principal amount of the Temporary Global Note (which shall be the previous principal amount thereof less the relevant principal amount). The Principal Paying Agent shall cancel or procure the cancellation of the Temporary Global Note when and if it has made full exchange thereof for interests in the Permanent Global Note.

4.3	Delivery of Definitive Notes

Subject to receipt by the Principal Paying Agent of Definitive Notes in accordance with Clause 3.1 (Availability), the Principal Paying Agent shall, against presentation or (as the case may be) surrender to it or to its order of the Permanent Global Note and in accordance with the terms thereof, authenticate and deliver Definitive Notes in the required aggregate principal amount to the bearer of the Permanent Global Note; provided, however, that each Definitive Note shall at the time of its delivery have attached thereto only such Coupons as shall ensure that neither loss nor gain accrues to the bearer thereof.

4.4	Exchange of Permanent Global Note for Definitive Notes

On each occasion on which Definitive Notes are delivered in exchange for the Permanent Global Note, the Principal Paying Agent shall instruct the ICSDs (in accordance with the provisions of Schedule 4 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the aggregate principal amount of Definitive Notes so delivered (the “relevant principal amount”) and the remaining principal amount of the Permanent Global Note (which shall be the previous principal amount thereof less the relevant principal amount). The Principal Paying Agent shall cancel or procure the cancellation of the Permanent Global Note when and if it has made full exchange for Definitive Notes.

4.5	Election of Common Safekeeper

The Issuer hereby authorises and instructs the Principal Paying Agent to elect an ICSD to be Common Safekeeper for the Temporary Global Note and the Permanent Global Note. From time to time, the Issuer and the Principal Paying Agent may agree to vary this election. The Issuer acknowledges that in connection with the election of either of the ICSDs as Common Safekeeper any such election is subject to the right of the ICSDs to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Principal Paying Agent in respect of any such election made by it.

5.	REPLACEMENT NOTES AND COUPONS

5.1	Delivery of Replacements

Subject to receipt of sufficient replacement Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons in accordance with Clause 3.1 (Availability), the Principal Paying Agent shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), authenticate (if necessary) and deliver a Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; provided, however, that:

5.1.1

Surrender or destruction: no Temporary Global Note, Permanent Global Note, Definitive Note or Coupon, as the case may be, shall be delivered as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced otherwise than against surrender of the same or, in the case of a Temporary Global Note or Permanent Global Note, appropriate confirmation of destruction from the Common Safekeeper and in any case the Principal Paying Agent shall not issue any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon until the applicant has furnished the Principal Paying Agent with such evidence and indemnity as the Issuer and/or the Principal Paying Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement; and

5.1.2	Effectuation: any replacement Temporary Global Note or Permanent Global Note shall be delivered to the Common Safekeeper together with instructions to effectuate it.

5.2	Replacements to be numbered

Each replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon delivered under this Agreement shall bear a unique certificate or (as the case may be) serial number.

5.3	Cancellation of mutilated or defaced Notes

The Principal Paying Agent shall cancel each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note or Coupon surrendered to it in respect of which a replacement has been delivered.

5.4	Notification

The Principal Paying Agent shall, upon request notify the Issuer, each other Paying Agent and the Trustee of the delivery by it of any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon specifying the certificate or serial number thereof and the certificate or serial number (if any and if known) of the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces and confirming that the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces has been cancelled and (if such is the case) destroyed in accordance with Clause 8.8 (Destruction).

6.	PAYMENTS TO THE PRINCIPAL PAYING AGENT

6.1	Issuer to pay the Principal Paying Agent

In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the Principal Paying Agent, on or before the date which is one Local Banking Day before the day on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date in immediately available funds. In this Clause, the date on which a payment in respect of the Notes becomes due means the first date on which the holder of a Note or Coupon could claim the relevant payment by transfer to an account under the Conditions.

6.2	Manner and time of payment

Each amount payable under Clause 6.1 (Issuer to pay the Principal Paying Agent) shall be paid unconditionally by credit transfer in Sterling and in immediately available, freely transferable, cleared funds not later than 10.00 a.m. (London time) on the relevant day (or by such earlier time as may be determined by the Principal Paying Agent in its absolute discretion) to such account with such bank in London as the Principal Paying Agent may from time to time by notice to the Issuer (with a copy to the Trustee) specify for such purpose. The Issuer shall, before 10.00 a.m. (London Time) on the second Local Banking Day before the due date of each payment by it under Clause 6.1 (Issuer to pay the Principal Paying Agent), procure that the bank effecting payment for it confirms by authenticated SWIFT message to the Principal Paying Agent the payment instructions relating to such payment.

If any payment provided for in Clause 6.1 (Issuer to pay the Principal Paying Agent) is made late but otherwise in accordance with the provisions of this Agreement, the Principal Paying Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

6.3	Exclusion of liens and interest

The Principal Paying Agent shall be entitled to deal with each amount paid to it under this Clause 6 (Payments to the Principal Paying Agent) in the same manner as other amounts paid to it as a banker by its customers; provided, however, that:

6.3.1	it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof; and

6.3.2	it shall not be liable to any person for interest thereon.

No monies held by any Paying Agent need be segregated except as required by law.

6.4	Application by Principal Paying Agent

The Principal Paying Agent shall apply each amount paid to it under this Clause 6 (Payments to the Principal Paying Agent) in accordance with Clause 7 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 8 (Prescription), in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in Sterling to such account with such bank in London as the Issuer has by notice to the Principal Paying Agent specified for the purpose.

6.5	Failure to confirm payment instructions

If the Principal Paying Agent has not, by 12.00 noon (Local Time) on the second Local Banking Day before the due date of any payment to it under Clause 6.1 (Issuer to pay the Principal Paying Agent), received confirmation of the relevant payment instructions referred to in Clause 6.2 (Manner and time of payment), it shall forthwith notify the Issuer, the Trustee and each other Paying Agent. If the Principal Paying Agent subsequently receives confirmation of such payment instructions, it shall forthwith notify the Issuer, the Trustee and each other Paying Agent.

7.	PAYMENTS TO NOTEHOLDERS

7.1	Payments by the Paying Agents

Each Paying Agent acting through its Specified Office shall make payments of principal and interest in respect of the Notes in accordance with the Conditions (and, in the case of the Temporary Global Note or the Permanent Global Note, the terms thereof); provided, however, that:

7.1.1

if any Definitive Note or Coupon is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify, upon request, the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and the Principal Paying Agent has received the amount to be so paid;

7.1.2	a Paying Agent shall not be obliged (but shall be entitled) to make such payments of principal or interest in respect of the Notes, if:

(a)	in the case of the Principal Paying Agent, it has not received the full amount of any payment due to it under Clause 6.1 (Issuer to pay the Principal Paying Agent); or

(b)	in the case of any other Paying Agent:

(i)

it has been notified in accordance with Clause 6.5 (Failure to confirm payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

(ii)

it is not able to establish that the Principal Paying Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 6.1 (Issuer to pay the Principal Paying Agent);

7.1.3

each Paying Agent shall cancel each Definitive Note or Coupon against surrender of which it has made full payment and shall, in the case of a Paying Agent other than the Principal Paying Agent, deliver each Definitive Note or Coupon so cancelled by it to, or to the order of, the Principal Paying Agent;

7.1.4

upon any payment being made in respect of the Temporary Global Note or the Permanent Global Note, the relevant Paying Agent shall instruct the ICSDs (in accordance with Schedule 4 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the amount of such payment and, in the case of payment of principal, the remaining principal amount of the Notes represented by such Temporary Global Note or Permanent Global Note (which shall be the previous principal amount thereof less the principal amount in respect of which payment has then been paid); and

7.1.5

notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law or by FATCA, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

7.2	Exclusion of liens

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 (Payments by the Paying Agents) in respect thereof.

7.3	Reimbursement by the Principal Paying Agent

If a Paying Agent other than the Principal Paying Agent makes any payment in accordance with Clause 7.1 (Payments by the Paying Agents):

7.3.1

it shall notify the Principal Paying Agent of the amount so paid by it, the certificate or serial number (if any) of the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon against presentation or surrender of which payment of principal was made, or of the Temporary Global Note, Permanent Global Note or Definitive Note against presentation or surrender of which payment of interest was made, and the number of Coupons by maturity against presentation or surrender of which payment of interest was made;

7.3.2

subject to and to the extent of compliance by the Issuer with Clause 6.1 (Issuer to pay the Principal Paying Agent) (whether or not at the due time), the Principal Paying Agent shall pay to such Paying Agent out of the funds received by it under Clause 6.1

(Issuer to pay the Principal Paying Agent), by credit transfer in Sterling and in immediately available, freely transferable, cleared funds to such account with such bank in London as such Paying Agent has by notice to the Principal Paying Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

7.4	Appropriation by the Principal Paying Agent

If the Principal Paying Agent makes any payment in accordance with Clause 7.1 (Payments by the Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 (Issuer to pay the Principal Paying Agent) an amount equal to the amount so paid by it.

7.5	Reimbursement by Issuer

Subject to sub-clauses 7.1.1 and 7.1.2 (Payments by the Paying Agents), if a Paying Agent makes a payment in respect of Notes on or after the due date for such payment under the Conditions at a time at which the Principal Paying Agent has not received the full amount of the relevant payment due to it under Clause 6.1 (Issuer to pay the Principal Paying Agent) and the Principal Paying Agent is not able out of funds received by it under Clause 6.1 (Issuer to pay the Principal Paying Agent) to reimburse such Paying Agent therefor (whether by payment under Clause 7.3 (Reimbursement by the Principal Paying Agent) or appropriation under Clause 7.4 (Appropriation by the Principal Paying Agent), the Issuer shall from time to time on demand pay to the Principal Paying Agent for account of such Paying Agent:

7.5.1	the amount so paid out by such Paying Agent and not so reimbursed to it; and

7.5.2	interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;

provided, however, that any payment made under sub-clause 7.5.1 above shall satisfy pro tanto the obligations of the Issuer under Clause 6.1 (Issuer to pay the Principal Paying Agent).

7.6	Interest

Interest shall accrue for the purpose of sub-clause 7.5.2 (Reimbursement by Issuer) (as well after as before judgment) at the rate per annum equal to the cost of the Principal Paying Agent of funding such amount, as certified by the Principal Paying Agent. Such interest shall be compounded daily.

7.7	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon presented or surrendered for payment to or to the order of that Paying Agent, such Paying Agent shall, in the case of the Temporary Global Note and/or the Permanent Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 4 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their respective records to reflect such partial payments and, in the case of any Definitive Note or Coupon, enface thereon a statement indicating the amount and date of such payment.

7.8	Paying Agents to act for Trustee

If any Event of Default occurs, the Paying Agents shall, if so required by notice given by the Trustee to the Issuer and the Paying Agents (or such of them as are specified by the Trustee):

7.8.1

act thereafter, until otherwise instructed by the Trustee, as the agents of the Trustee in relation to payments to be made by or on behalf of the Trustee under the Trust Deed (save that the Trustee’s liability for the indemnification, remuneration and/or payment of out-of pocket expenses of any of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of the Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Definitive Notes and Coupons and all sums, documents and records held by them in respect of the Notes on behalf of the Trustee; and

7.8.2

deliver up all Definitive Notes and Coupons and all sums, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; provided, however, that such notice shall not be deemed to apply to any document or record which any Paying Agent is obliged not to release by any law or regulation.

8.	MISCELLANEOUS DUTIES OF THE PAYING AGENTS

8.1	Records

The Principal Paying Agent shall:

8.1.1

maintain a record of the Temporary Global Note, the Permanent Global Note and all Definitive Notes and Coupons delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss or replacement (and, in the case of the Temporary Global Note, exchange of interests thereof for interests in the Permanent Global Note, Definitive Notes and, in the case of the Permanent Global Note, exchange thereof for Definitive Notes); provided, however, that no record need be maintained of the serial numbers of Coupons, save for the serial numbers of Coupons for which replacements have been issued under Clause 5 (Replacement Notes and Coupons) and unmatured Coupons missing at the time of redemption or other cancellation of the relevant Definitive Notes and for any subsequent payments against such Coupons;

8.1.2

maintain a record of all certifications received by it in accordance with Clause 8.3 (Certifications) or the provisions of the Temporary Global Note and all confirmations received by it in accordance with Clause 8.4 (Cancellation); and

8.1.3	make such records available for inspection at all reasonable times by the Issuer, the other Paying Agents and the Trustee.

8.2	Information from Paying Agents

The Paying Agents shall make available to the Principal Paying Agent such information as may reasonable be required for:

8.2.1	the maintenance of the records referred to in Clause 8.1 (Records); and

8.2.2	the Principal Paying Agent to perform the duties set out in Schedule 4 (Duties under the Issuer-ICSDs Agreement).

8.3	Certifications

Each Paying Agent shall promptly copy to the Issuer and, in the case of a Paying Agent other than the Principal Paying Agent, the Principal Paying Agent any certification received by it in accordance with the provisions of the Temporary Global Note.

8.4	Cancellation

The Issuer may from time to time deliver to the Principal Paying Agent Definitive Notes and unmatured Coupons relating thereto for cancellation, whereupon the Principal Paying Agent shall cancel such Definitive Notes and Coupons. In addition, the Issuer may from time to time instruct the Principal Paying Agent to cancel a specified aggregate principal amount of Notes represented by the Temporary Global Note or the Permanent Global Note (which instructions shall be accompanied by evidence satisfactory to the Principal Paying Agent that the Issuer is entitled to give such instructions) whereupon the Principal Paying Agent shall instruct the ICSDs (in accordance with the provisions of Schedule 4 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their respective records to reflect such cancellation.

8.5	Definitive Notes and Coupons in issue

As soon as practicable (and in any event within three months) after each interest payment date in relation to the Notes, after each date on which Notes are cancelled in accordance with Clause 8.4 (Cancellation) and after each date on which the Notes fall due for redemption in accordance with the Conditions, the Principal Paying Agent shall notify the Issuer, the other Paying Agents and the Trustee (on the basis of the information available to it) of the number of any Definitive Notes or Coupons against surrender of which payment has been made and of the number of any Definitive Notes or (as the case may be) Coupons which have not yet been surrendered for payment.

8.6	Forwarding of communications

The Principal Paying Agent shall promptly forward to the Issuer a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by the Principal Paying Agent.

8.7	Publication of notices

The Principal Paying Agent shall, upon and in accordance with instructions of the Issuer and/or the Trustee received at least 10 days before the proposed publication date, arrange for the publication of any notice provided to it which is to be given to the Noteholders and shall supply a copy thereof to each other Paying Agent, the Trustee Euroclear, Clearstream, Luxembourg and any competent authority, stock exchange and/or quotation system by which the Notes have been admitted to listing, trading and/or quotation.

8.8	Destruction

The Principal Paying Agent:

8.8.1

Cancelled Notes: may destroy the Temporary Global Note following its cancellation in accordance with Clause 4.2 (Exchange of Temporary Global Note and Permanent Global Note) and the Permanent Global Note following its cancellation in accordance with Clause 4.4 (Exchange of Permanent Global Note for Definitive Notes) and the Temporary Global Note, the Permanent Global Note and each Definitive Note or Coupon delivered to or cancelled by it in accordance with sub-clause 7.1.3 (Payments by the Paying Agents) or cancelled by it in accordance with Clause 5.3 (Cancellation of mutilated or defaced Notes) or Clause 8.4 (Cancellation), in which case it shall furnish the Issuer with a certificate of destruction specifying the certificate or serial numbers (if any) of the Temporary Global Note or (as the case may be) the Permanent Global Note or Definitive Notes and the number of Coupons so destroyed;

8.8.2

Destruction by Common Safekeeper: may instruct the Common Safekeeper to destroy the Temporary Global Note and the Permanent Global Note in accordance with Clause 4.2 (Exchange of Temporary Global Note and Permanent Global Note) or Clause 7.1 (Payments by the Paying Agents) in which case, upon receipt of confirmation of destruction from the Common Safekeeper, the Principal Paying Agent shall furnish the Issuer with a copy of such confirmation; and

8.8.3

Notes electronically delivered to the Common Safekeeper: where it has delivered the authenticated Temporary Global Note or the authenticated Permanent Global Note to a Common Safekeeper for effectuation using electronic means, is authorised and instructed to destroy the authenticated Temporary Global Note or authenticated Permanent Global Note retained by it following its receipt of confirmation from the Common Safekeeper that the Temporary Global Note or, as the case may be, the Permanent Global Note has been effectuated.

8.9	Documents available for inspection

The Issuer shall provide to each Paying Agent and the Trustee:

8.9.1	conformed copies of this Agreement and the Trust Deed;

8.9.2	if the provisions of Condition 5(b) (Redemption for Taxation Reasons) become relevant in relation to the Notes, the documents contemplated under Condition 5(b) (Redemption for Taxation Reasons); and

8.9.3	such other documents as may from time to time be required by the London Stock Exchange to be made available at the Specified Office of the Paying Agent having its Specified Office in London.

Each of the Paying Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

8.10	Voting Certificates and Block Voting Instructions

Each Paying Agent shall, at the request of any Noteholder, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of Schedule 3 (Provisions for Meetings of the Noteholders) to the Trust Deed (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Meeting provided for therein). Each Paying Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to the Issuer and the Trustee, not less than 24 hours before the time appointed for any Meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Meeting.

8.11	Exercise of put option

Each Paying Agent shall make available to Noteholders during the period specified in Condition 5(d) (Redemption at the option of Noteholders) for the deposit of Put Event Notices forms of Put Event Notice upon request during usual business hours at its Specified Office.

Upon receipt by a Paying Agent of a duly completed Put Event Notice and, in the case of a Put Event Notice relating to Definitive Notes, such Definitive Notes in accordance with Condition 5(d) (Redemption at the option of Noteholders), such Paying Agent shall notify the Issuer and (in the case of a Paying Agent other than the Principal Paying Agent) the Principal Paying Agent thereof indicating the certificate or serial numbers (if any) and principal amount of such Notes in respect of which the Put Option is exercised. Any such Paying Agent with which a Definitive Note is deposited shall deliver a duly completed Put Event Receipt to the depositing Noteholder and shall hold such Definitive Note on behalf of the depositing Noteholder (but shall not, save as provided below or in the Conditions, release it) until the relevant Put Date, when it shall present such Definitive Note to itself for payment of the redemption moneys therefor and interest (if any) accrued to such date in accordance with the Conditions and Clause 7 (Payments to Noteholders) and pay such amounts in accordance with the directions of the Noteholder contained in the Put Event Notice; provided, however, that if, prior to the Put Date, such Definitive Note becomes immediately due and payable or upon due presentation of such Definitive Note payment of such redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Event Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Event Receipt. For so long as any outstanding Definitive Note is held by a Paying Agent in accordance with the preceding sentence, the depositor of the relevant Definitive Note, and not the relevant Paying Agent, shall be deemed to be the bearer of such Definitive Note for all purposes. Any Paying Agent which receives a Put Event Notice in respect of Notes represented by the Permanent Global Note shall make payment of the relevant redemption moneys and interest accrued to the Put Date in accordance with the Conditions, Clause 7 (Payments to Noteholders) and the terms of the Permanent Global Note.

8.12	Issuer-ICSDs Agreement

The Principal Paying Agent shall comply with the provisions set out in Schedule 4 (Duties under the Issuer-ICSDs Agreement).

9.	FEES AND EXPENSES

9.1	Fees

The Issuer shall pay to the Paying Agents such fees as have been separately agreed between the Issuer and the Paying Agents (plus any applicable value added tax).

9.2	Front-end expenses

The Issuer shall on demand reimburse the Principal Paying Agent for all costs and expenses incurred by it in the negotiation, preparation and execution of this Agreement, and shall on demand reimburse each Paying Agent for all costs and expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, fax, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax, stamp, issue, registration, documentary or other taxes or duties thereon), other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 9.1 (Fees).

9.3	Taxes

9.3.1

The Issuer shall pay all value added tax, sales, stamp, registration, issue, documentary and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement, and, notwithstanding any other provision of this Agreement, the Issuer shall indemnify each Paying Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same or in connection with the Issuer’s obligation to withhold or deduct an amount on account of tax, including without limitation, FATCA. All payments by the Issuer under this Clause 9 (Fees and Expenses) or Clause 10.6 (Indemnity in favour of the Paying Agents) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Paying Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

9.3.2

If the Issuer or any Paying Agent is, in respect of any payment in respect of the Notes, required to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges, the Issuer shall give written notice of that fact to such Paying Agent as soon as the Issuer becomes aware of the requirement to make the withholding or deduction and shall give to the Paying Agent such information as the Paying Agent shall require to enable it to assess and comply with the requirement. Until such time, the Issuer confirms that all payments made by or on behalf of the Issuer shall be made free and clear of and without withholding or deduction of any such amounts.

9.3.3

The fees, commissions and expenses payable to the Paying Agents for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by such Paying Agent (or to its knowledge by any of its associates) in connection with any transaction effected by such Paying Agent with or for the Issuer.

10.	TERMS OF APPOINTMENT

10.1	Rights and powers

Each Paying Agent may, in connection with its services hereunder:

10.1.1

except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to sub-clause 7.1.1 (Payments by the Paying Agents), treat the holder of any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as its absolute owner for all purposes and make payments thereon accordingly;

10.1.2	assume that the terms of the Temporary Global Note, the Permanent Global Note and each Definitive Note and Coupon as issued are correct;

10.1.3

refer any question relating to the ownership of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon or the adequacy or sufficiency of any evidence supplied in connection with the replacement of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon to the Issuer for determination by the Issuer and rely upon any determination so made;

10.1.4	request and be provided with such information from the Issuer, as it shall reasonably require;

10.1.5	rely upon and shall be protected against Liability for acting on the terms of any notice, communication or other document believed by it to be genuine and from the proper party; and

10.1.6

engage and pay (at the expense of the Issuer) for the advice or services of any lawyers, auditors, financial advisors or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Paying Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith).

10.2	Regulatory Provisions

10.2.1	The Principal Paying Agent is authorised by the PRA and regulated by the FCA and PRA.

10.2.2

Nothing shall require the Principal Paying Agent to carry on an activity of the kind specified by any provision of Part II (other than Article 5 (Accepting Deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to the Issuer.

10.3	Extent of duties

Each Paying Agent shall only be obliged to perform the duties set out herein and no implied duties or obligations (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into any such documents and if the Conditions are amended on or after the date of this Agreement in a way that affects the duties expressed to be performed by a Paying Agent, it shall not be obliged to perform such duties as so amended unless it has first approved the relevant amendment. No Paying Agent shall:

10.3.1

be under any fiduciary duty or other obligation towards or have any relationship of trust for or with any person or have any relationship of agency for or with any person other than the Issuer and the Trustee;

10.3.2	be required to do anything which would be illegal or contrary to applicable law or regulation;

10.3.3

be under any obligation to take any action under this Agreement that it expects, and has so notified the Issuer in writing, will result in any expense to or liability of such Paying Agent, the payment of which is not, in its opinion, assured to it within a reasonable time

10.3.4	be under any duty to expend its own funds;

10.3.5

be responsible to monitor compliance by any other party or take steps to ascertain whether any relevant event under this Agreement, the Trust Deed, the Subscription Agreement or any other document has occurred and no Paying Agent shall be liable for loss arising from breach by that party or any such event;

10.3.6

be liable to any person for any matter or thing done or omitted in any way in connection with this Agreement or any other document save in relation to its own gross negligence, wilful default or fraud; or

10.3.7

be responsible for or liable in respect of the legality, validity or enforceability of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon or this Agreement or any act or omission of any other person (including, without limitation, any other Paying Agent).

10.4	FATCA Information

10.4.1

The Issuer agrees to provide to each Paying Agent, and consents to the collection and processing by the Paying Agents of, any authorisations, waivers, forms, documentation and other information, relating to its status (or the status of its direct or indirect owners or Noteholders) or otherwise required to be reported, under FATCA (“FATCA Information”). The Issuer further consents to the disclosure, transfer and reporting of such FATCA Information to any relevant government or taxing authority, any member of the Principal Paying Agent’s Group, any sub-contractors, agents, service providers or associates of such Principal Paying Agent’s Group, and any person making payments to such Principal Paying Agent or a member of such Paying Agent’s Group, including transfers to jurisdictions which do not have strict data protection or similar laws, to the extent that such Paying Agent reasonably determines that such disclosure, transfer or reporting is necessary or warranted to facilitate compliance with FATCA. The Issuer agrees to inform each Paying Agent promptly, and in any event, within 30 days in writing if there are any changes to the FATCA Information supplied to each Paying Agent from time to time. The Issuer warrants that each person whose FATCA Information it provides (or has provided) to such Paying Agent has been notified of and agreed to, and has been given such other information as may be necessary to permit, the collection, processing, disclosure, transfer and reporting of their information as set out in this clause.

10.4.2

The Issuer hereby covenants with each Paying Agent to reasonably promptly notify each Paying Agent of any amendment(s) or waiver(s) to the terms of the Trust Deed, the Conditions or the Agency Agreement and to either (i) provide on an opinion of independent tax counsel that such amendment(s) or waiver(s) to the terms of the Trust Deed, the Conditions or the Agency Agreement will not constitute a “material modification” of such document for the purposes of FATCA or (ii) promptly notify the Paying Agent of the effective date of the possible “material modification” of such document for the purposes of FATCA.

10.4.3	In the case of any default by the Issuer, each Paying Agent shall have no duty or responsibility in the performance of the Issuer’s obligations under the Conditions.

10.4.4

Notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to take any action or to refuse to take any action which such Paying Agent regards as necessary for such Paying Agent to comply with any applicable law, regulation or fiscal requirement or FATCA, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

10.4.5

Nothing in this Agreement shall require the Paying Agents to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the FCA or PRA).

10.5	Freedom to transact

Each Paying Agent may purchase, hold and dispose of Notes and Coupons and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with any holders of Notes or Coupons or with any other person in the same manner as if it had not been appointed as the agent of the Issuer in relation to the Notes and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

10.6	Indemnity in favour of the Paying Agents

The Issuer shall indemnify on demand each Paying Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 9.1 (Fees) and otherwise than by reason of its own gross negligence, wilful default or fraud, as a result or arising out of or in relation to its acting as the agent of the Issuer under this Agreement. The indemnity contained in this Clause 10.6 shall survive the termination or expiry of this Agreement and whether or not such Paying Agent is then a paying agent under this Agreement.

10.7	Exclusion of liability

Each Paying Agent will only be liable to the Issuer for losses, liabilities, costs, fees, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Issuer (“Liabilities”) to the extent that the Paying Agent has been grossly negligent, fraudulent or in wilful default in respect of its obligations under this Agreement. Each Paying Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement. For the avoidance of doubt the failure of a Paying Agent to make a claim for payment of interest and principal on the Issuer, shall not be deemed to constitute gross negligence, fraud or wilful default on the part of the Paying Agent.

10.8	Consequential damages disclaimer

Liabilities arising under Clause 10.7 (Exclusion of liability) shall be limited to the amount of the actual loss. Such actual loss shall be determined (i) as at the date of default of the Paying Agent or, if later, the date on which the loss arises as a result of such default, and (ii) without reference to any special conditions or circumstances known to the Paying Agent at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. Notwithstanding any provision of this Agreement to the contrary, the Paying Agents shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, goodwill, reputation or opportunity), whether or not foreseeable, even if the Paying Agent has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of duty or otherwise.

10.9	Force Majeure

The liability of each Paying Agent under Clause 10.7 (Exclusion of liability), will not extend to any liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

11.	CHANGES IN PAYING AGENTS

11.1	Resignation

Any Paying Agent may (without needing to give any reason and without incurring any Liability therefor) resign its appointment upon not less than 45 days’ notice to the Issuer (with a copy to the Trustee and, in the case of a Paying Agent other than the Principal Paying Agent, to the Principal Paying Agent); provided, however, that:

11.1.1

if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, it shall not take effect until the thirtieth day following such date; and

11.1.2

in the case of the Principal Paying Agent, or a Required Paying Agent, such resignation shall not take effect until a successor has been duly appointed consistently with Clause 11.4 (Additional and successor agents) or Clause 11.5 (Paying Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

11.2	Revocation

The Issuer may (with the prior written approval of the Trustee) revoke its appointment of any Paying Agent by not less than 60 days’ notice to such Paying Agent (with a copy, in the case of a Paying Agent other than the Principal Paying Agent, to the Principal Paying Agent); provided, however, that, in the case of the Principal Paying Agent or any Required Paying Agent, such revocation shall not take effect until a successor has been duly appointed consistently with Clause 11.4 (Additional and successor agents) and previously approved in writing by the Trustee and notice of such appointment has been given to the Noteholders.

11.3	Automatic termination

The appointment of any Paying Agent shall terminate forthwith if (a) such Paying Agent becomes incapable of acting, (b) a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Paying Agent, (c) such Paying Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Paying Agent or the whole or any part of the undertaking, assets and revenues of such Paying Agent is appointed (or application for any such appointment is made), (e) such Paying Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Paying Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Principal Paying Agent or any Required Paying Agent is terminated in accordance with the preceding sentence, the Issuer shall forthwith appoint a Successor in accordance with Clause 11.4 (Additional and successor agents).

11.4	Additional and successor agents

The Issuer may (with the prior written approval of the Trustee) appoint a successor principal paying agent and additional or successor paying agents and shall forthwith give notice of any such appointment to the continuing Paying Agents, the Trustee and the Noteholders, whereupon the Issuer, the Trustee, the continuing Paying Agents and the additional or successor principal paying agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.5	Paying Agents may appoint Successors

If any Paying Agent gives notice of its resignation in accordance with Clause 11.1 (Resignation) and by the tenth day before the expiry of such notice a Successor has not been duly appointed in accordance with Clause 11.4 (Additional and successor agents), such Paying Agent may itself, following such consultation with the Issuer as is practicable in the circumstances and with the prior written approval of the Trustee, appoint as its Successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Paying Agents, the Trustee and the Noteholders, whereupon the Issuer, the remaining Paying Agents, the Trustee and such Successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.6	Release

Upon any resignation or revocation taking effect under Clause 11.1 (Resignation) or 11.2 (Revocation) or any termination taking effect under Clause 11.3 (Automatic termination), the relevant Paying Agent shall:

11.6.1

be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 9.3 (Taxes), Clause 10.6 (Indemnity in favour of the Paying Agents) and Clause 11 (Changes in Paying Agents));

11.6.2

in the case of the Principal Paying Agent, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Principal Paying Agent, of the records maintained by it in accordance with Clause 8.1 (Records); and

11.6.3

forthwith (upon payment to it of any amount due to it in accordance with Clause 9 (Fees and Expenses) or Clause 10.6 (Indemnity in favour of the Paying Agents) transfer all moneys and papers (including any unissued Notes held by it hereunder and any documents held by it pursuant to Clause 8.9 (Documents available for inspection)) to its Successor and, upon appropriate notice, provide reasonable assistance to its Successor for the discharge of its duties and responsibilities hereunder.

11.7	Merger

Any legal entity into which any Paying Agent or the Trustee is merged or converted or any legal entity resulting from any merger or conversion to which such Paying Agent or (as the case may be) the Trustee is a party or any legal entity to which any Paying Agent or (as the case may be) the Trustee sells all or substantially all of its corporate trust and agency business shall, to the extent permitted by applicable law, be the Successor to such Paying Agent or, as the case may be, the Trustee without any further formality, whereupon the Issuer, the other Paying Agents, the Trustee (if applicable) and such Successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, any other Paying Agents, the Trustee (if applicable) and the Noteholders.

11.8	Changes in Specified Offices

If any Paying Agent decides to change its Specified Office it shall give notice to the Issuer (with a copy to the Trustee and the other Paying Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Paying Agent is to terminate pursuant to any of the foregoing provisions of this Clause 11 (Changes in Paying Agents) on or prior to the date of such change) give notice thereof to the Noteholders.

12.	NOTICES

12.1	Addresses for notices

All notices and communications hereunder shall be made in writing (by letter or fax) and shall be sent as follows:

12.1.1	Issuer: if to the Issuer, to it at:

Western Power Distribution PLC

Avonbank

Feeder Road

Bristol BS2 0TB

Fax:     + 44 (0)1179 332001

Attention: Company Secretary

12.1.2

if to a Paying Agent, to it at the address or fax number specified against its name in Schedule 3 (Specified Offices of the Paying Agents) (or, in the case of a Paying Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein;

12.1.3	if to the Trustee, to it at:

HSBC Corporate Trustee Company (UK) Limited

Level 27, 8 Canada Square

London E14 5HQ

Fax: +44 (0)207 991 4350

Attention: CTLA Trustee Services Administration

or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

12.2	Effectiveness

Every notice or other communication sent in accordance with Clause 12.1 (Addresses for notices) if sent by letter, shall be deemed to have been delivered when received and if sent by fax, shall be deemed to have been delivered on completion of its transmission, provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

12.3	Notices to Noteholders

Any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Conditions; provided, however, that, so long as all the Notes are represented by the Temporary Global Note or the Permanent Global Note, notices to Noteholders shall be given in accordance with the terms of the Temporary Global Note or the Permanent Global Note (as applicable).

12.4	Notices in English

All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

13.	LAW AND JURISDICTION

13.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) or the consequences of its nullity.

13.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

13.4	Rights of the Paying Agents and Trustee to take proceedings outside England

Notwithstanding Clause 13.2 (English courts), the Principal Paying Agent and the Trustee may take proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Principal Paying Agent or the Trustee may take concurrent Proceedings in any number of jurisdictions.

14.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

15.	MODIFICATION

15.1	This Agreement may be amended by further agreement among the parties hereto.

15.2

The Issuer undertakes to notify the Principal Paying Agent in advance of any substitution, in accordance with Clause 6.3.1(b) of the Trust Deed, in order to ascertain whether the Principal Paying Agent requires any deeds, documents or instruments to be entered into or to receive any information so as to effect such substitution. The Issuer further undertakes not to modify Clause 6.3.1(b) of the Trust Deed without the prior written consent of the Principal Paying Agent.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

FORM OF PUT EVENT NOTICE

To:	[Paying Agent]

WESTERN POWER DISTRIBUTION PLC

(incorporated with limited liability under

the laws of England)

£500,000,000

3.625 per cent. Notes due 2023

PUT EVENT NOTICE

OPTION 1 (DEFINITIVE NOTES) - [complete/delete as applicable]

By depositing this duly completed Notice with the above Paying Agent for the above Notes (the “Notes”) in accordance with Condition 5(d) (Redemption at the option of Noteholders), the undersigned holder of the Notes specified below and deposited with this Put Event Notice exercises its option to have such Notes redeemed in accordance with Condition 5(d) (Redemption at the option of Noteholders) on [relevant Put Date].

This Notice relates to the Note(s) bearing the following certificate numbers and in the following denominations:

Certificate Number	Denomination

OPTION 2 (PERMANENT GLOBAL NOTE) - [complete/delete as applicable]

By depositing this duly completed Notice with the above Paying Agent for the above Notes (the “Notes”) in accordance with Condition 5(d) (Redemption at the option of Noteholders) and the terms of the Permanent Global Note issued in respect of the Notes, the undersigned holder of the Permanent Global Note exercises its option to have £[amount] of the Notes redeemed in accordance with Condition 5(d) (Redemption at the option of Noteholders) on [relevant Put Date].

[END OF OPTIONS]

Payment should be made by transfer to [details of the relevant account maintained by the payee] with [name and address of the relevant bank].

All notices and communications relating to this Put Event Notice should be sent to the address specified below.

Name of holder:

Contact details:

Signature of holder:

Date:

[To be completed by Paying Agent:]

Received by:

[Signature and stamp of Paying Agent:]

At its office at

On

THIS NOTICE WILL NOT BE VALID UNLESS ALL OF THE PARAGRAPHS REQUIRING COMPLETION HAVE BEEN DULY COMPLETED.

SCHEDULE 2

FORM OF PUT EVENT RECEIPT

WESTERN POWER DISTRIBUTION PLC

(incorporated with limited liability under

the laws of England)

£500,000,000

3.625 per cent. Notes due 2023

PUT EVENT RECEIPT

We hereby acknowledge receipt of a Put Event Notice relating to the Note(s) having the certificate number(s) and denomination(s) set out below. We will hold such Note(s) in accordance with the terms of the Terms and Conditions of the Notes and the Agency Agreement dated 6 November 2015 relating thereto.

In the event that, pursuant to such Terms and Conditions and the Agency Agreement, the depositor of such Note(s) becomes entitled to their return, we will return such Definitive Note(s) to the depositor against presentation and surrender of this Put Event Receipt.

Certificate Number	Denomination

Dated: [date]

[PAYING AGENT]

By:
duly authorised

SCHEDULE 3

SPECIFIED OFFICES OF THE PAYING AGENTS

The Principal Paying Agent:

8 Canada Square

London E14 5HQ

United Kingdom

Fax:	+44 (0)345 587 0429

Attention:        Corporate Trust and Loan Agency, The Senior Manager, CT Client Services

SCHEDULE 4

DUTIES UNDER THE ISSUER-ICSDS AGREEMENT

For so long as the Notes are, or are to be, represented by the Temporary Global Note or the Permanent Global Note, the Principal Paying Agent will comply with the following provisions:

1.

Initial issue outstanding amount: The Principal Paying Agent will inform each of the ICSDs, through the Common Service Provider appointed by the ICSDs to service the Notes, of the initial issue outstanding amount (the “IOA”) for the Notes on or prior to the relevant Issue Date.

2.

Mark up or mark down: If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Principal Paying Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the Common Service Provider) to ensure that the IOA of the Notes remains at all times accurate.

3.

Reconciliation of records: The Principal Paying Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the Common Service Provider) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the Common Service Provider) of any discrepancies.

4.	Resolution of discrepancies: The Principal Paying Agent will promptly assist the ICSDs (through the Common Service Provider) in resolving any discrepancy identified in the IOA of the Notes.

5.

Details of payments: The Principal Paying Agent will promptly provide the ICSDs (through the Common Service Provider) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.

Change of amount: The Principal Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.

Notices to Noteholders: The Principal Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) copies of all information that is given to the holders of the Notes.

8.

Communications from ICSDs: The Principal Paying Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the Common Service Provider relating to the Notes.

9.

Default: The Principal Paying Agent will (to the extent known to it) promptly notify the ICSDs (through the Common Service Provider) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

SIGNATURES

The Issuer

For and on behalf of

WESTERN POWER DISTRIBUTION PLC

By:

The Principal Paying Agent

For and on behalf of

HSBC BANK PLC

By:

The Trustee

For and on behalf of

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

By: